                                                                    Exhibit 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the inclusion in this Registration Statement of CepTor Corporation on Form SB-2, Pre-Effective Amendment #2 File No. 333-129070 of our report dated
March 4, 2005, except for the 6th paragraph of Note 18 to the financial statements, as to which the date is April 13, 2005, with respect to our audits of the financial statements of CepTor Corporation which report appears on page
F-2 of the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such
Prospectus.

/s/ Marcum & Kliegman LLP

New York, New York
December 6, 2005